UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 12, 2015

Bellerophon Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36845	47-3116175
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

53 Frontage Road, Suite 301 Hampton, New Jersey	08827
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (908) 574-4770

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2015, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Bellerophon Therapeutics, Inc. (the “Company”) determined 2014 bonus compensation for the Company’s executive officers.  The Compensation Committee awarded total bonus compensation, paid partially in cash and partially in stock options, with a value of $224,000 to Jonathan M. Peacock, the Company’s President and Chief Executive Officer, $68,488 to Manesh Naidu, the Company’s Chief Business Officer, $138,720 to Reinilde Heyrman, the Company’s Chief Clinical Development Officer, $116,160 to Martin Meglasson, the Company’s Chief Scientific Officer, and $44,875 to David Abrams, the Company’s Treasurer.  The cash portion of each executive officer’s bonus was: $112,000 to Mr. Peacock, $34,244 to Mr. Naidu, $69,360 to Dr. Heyrman, $58,080 to Dr. Meglasson, and $26,925 to Mr. Abrams.  The remaining portion of each executive officer’s bonus amount was paid through the grant by the Compensation Committee to the executive officer of options to purchase the number of shares of the Company’s common stock set forth opposite each executive officer’s name in the following table:

Name	Stock Options
Jonathan M. Peacock	16,000
Manesh Naidu	4,892
Reinilde Heyrman, M.D.	9,909
Martin Meglasson, Ph.D.	8,297
David Abrams	2,564

In addition to the option grant set forth in the table above, the Compensation Committee also approved a discretionary option grant for Mr. Peacock to purchase 60,000 shares of the Company’s common stock (the “Discretionary Option”).

Each of the options to purchase shares of the Company’s common stock described above was granted on March 12, 2015 and made pursuant to the Company’s 2015 Equity Incentive Plan. The exercise price per share of the options is $10.22, equal to the closing price of the Company’s common stock on the NASDAQ Global Market on the date of grant. With the exception of the Discretionary Option, the options will vest over three years, with 25% vesting on March 13, 2015 and the remaining shares vesting annually over the following three years; provided, however, that if the optionholder is terminated under certain circumstances by the Company within the 12 month period following the date of grant, such option will vest in full as of the date of such termination of employment.  The Discretionary Option will vest as to 25% on each one year anniversary of the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELLEROPHON THERAPEUTICS, INC.

Date: March 18, 2015	By:	/s/ Jonathan M. Peacock
		Name:	Jonathan M. Peacock
		Title:	Chairman, President and Chief Executive Officer